Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data (Unaudited)
(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the quarters ended March 31, 2006 and December 31,2005, and for the quarter ended March 31, 2005, are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Quarter Ended

			Increase/(decrease)
	March 31, 2006	December 31, 2005
			$	%

Total interest income	9,945	8,819	1,126	12.8%
Total interest expense	3,727	3,040	687	22.6%
Net interest income before provision	6,218	5,779	439	7.6%
Provision for loan losses	606	594	12	2.0%
Net interest income after provision	5,612	5,185	427	8.2%
Non interest income	1,099	879	220	25.0%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	6,041	5,448	593	10.9%
Income before taxes	670	616	54	8.8%
Income tax benefit	270	(3,728)	3,998	107.2%
Net income (loss)	400	4,344	(3,944)	-90.8%
Basic earnings (loss) per common share	$0.07	$0.73	$(0.66)	-90.4%
Diluted earnings (loss) per common share	$0.06	$0.70	$(0.64)	-91.4%
Weighted average common shares - Basic	5,943,933	5,923,862	20,071	0.3%
Weighted average common shares - Diluted	6,213,178	6,224,724	(11,546)	-0.2%
Return on average assets	0.26%	3.14%	-2.88%	-91.6%
Return on average common equity	2.77%	31.50%	-28.73%	-91.2%
Top-line revenue	7,317	6,658	659	9.9%
Net interest margin	4.43%	4.42%	0.01%	0.2%
Efficiency ratio	82.56%	81.83%	0.73%	0.9%
Average equity to average assets	9.53%	9.97%	-0.44%	-4.4%
Average loans held for investment to average deposits	97.65%	97.44%	0.21%	0.2%
Net charge-offs to average loans	0.12%	0.06%	0.06%	N/A

			Increase/(decrease)
	March 31, 2006	December 31, 2005
			$	%

Total assets	620,136	569,782	50,354	8.8%
Cash and cash equivalents	36,320	50,117	(13,797)	-27.5%
Earning assets	588,641	536,933	51,708	9.6%
Investment securities	18,319	18,622	(303)	-1.6%
Loans	551,078	487,574	63,504	13.0%
Allowance for loan losses	5,055	4,603	452	9.8%
Deposits	535,192	495,080	40,112	8.1%
Borrowings	24,000	14,000	10,000	71.4%
Stockholders’ equity	59,485	59,061	424	0.7%
Total common shares outstanding	5,944,533	5,943,783	750	0.0%
Book value per common share	$10.01	$9.94	$0.07	0.7%
Loan loss allowance to total loans	0.92%	0.94%	-0.02%	-2.1%
Loan loss allowance to nonperforming loans	11121.59%	1435.40%	9686.19%	674.8%
Nonperforming loans to total loans	0.01%	0.07%	-0.06%	-85.7%
Nonperforming assets to total assets	0.01%	0.06%	-0.05%	-83.3%
Leverage (tier 1 to average total assets)	9.46%	10.28%	-0.82%	-8.0%
Assets under advice--Bank of Florida Trust Company	409,092	390,002	19,090	4.9%

	For the Quarter Ended

			Increase/(decrease)
	March 31, 2006	March 31, 2005
			$	%

Total interest income	9,945	5,440	4,505	82.8%
Total interest expense	3,727	1,820	1,907	104.8%
Net interest income before provision	6,218	3,620	2,598	71.8%
Provision for loan losses	606	296	310	104.7%
Net interest income after provision	5,612	3,324	2,288	68.8%
Non interest income	1,099	698	401	57.4%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	6,041	4,397	1,644	37.4%
Income before taxes	670	(375)	1,045	278.7%
Income tax benefit	270	0	270	N/A
Net income (loss)	400	(375)	775	206.7%
Basic earnings (loss) per common share	$0.07	$(0.09)	$0.16	177.8%
Diluted earnings (loss) per common share	$0.06	$(0.09)	$0.15	166.7%
Weighted average common shares - Basic	5,943,933	4,836,300	1,107,633	22.9%
Weighted average common shares - Diluted	6,213,178	4,836,300	1,376,878	28.5%
Return on average assets	0.26%	-0.35%	0.61%	175.6%
Return on average common equity	2.77%	-3.87%	6.64%	171.5%
Top-line revenue	7,317	4,318	2,999	69.5%
Net interest margin	4.43%	3.61%	0.82%	22.7%
Efficiency ratio	82.56%	101.83%	-19.27%	-18.9%
Average equity to average assets	9.53%	9.85%	-0.32%	-3.2%
Average loans held for investment to average deposits	97.65%	88.44%	9.21%	10.4%
Net charge-offs to average loans	0.12%	0.00%	0.12%	N/A

			Increase/(decrease)
	March 31, 2006	March 31, 2005
			$	%

Total assets	620,136	442,053	178,083	40.3%
Cash and cash equivalents	36,320	50,785	(14,465)	-28.5%
Earning assets	588,641	416,322	172,319	41.4%
Investment securities	18,319	19,170	(851)	-4.4%
Loans	551,078	361,168	189,910	52.6%
Allowance for loan losses	5,055	3,113	1,942	62.4%
Deposits	535,192	390,374	144,818	37.1%
Borrowings	24,000	9,000	15,000	166.7%
Stockholders’ equity	59,485	41,501	17,984	43.3%
Total common shares outstanding	5,944,533	4,836,331	1,108,202	22.9%
Book value per common share	$10.01	$7.82	$2.19	28.0%
Loan loss allowance to total loans	0.92%	0.86%	0.06%	6.7%
Loan loss allowance to nonperforming loans	11121.59%	644.83%	10476.76%	1624.7%
Nonperforming loans to total loans	0.01%	0.13%	-0.12%	-92.5%
Nonperforming assets to total assets	0.01%	0.11%	-0.10%	-90.8%
Leverage (tier 1 to average total assets)	9.46%	9.44%	0.02%	0.2%
Assets under advice--Bank of Florida Trust Company	409,092	200,139	208,953	104.4%